Exhibit 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          The undersigned, the Chief Executive Officer and the Chief Financial Officer of The TriZetto Group, Inc. (the “Company”), each hereby certifies that to his knowledge on the date hereof:

(a)

The Form 10-Q of the Company for the quarterly period ended September 30, 2002, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2002	/s/ JEFFREY H. MARGOLIS

Jeffrey H. Margolis Chief Executive Officer

Date: November 13, 2002	/s/ MICHAEL J. SUNDERLAND

Michael J. Sunderland Chief Financial Officer